Exhibit 1.01

Conflict Minerals Report

Benchmark Electronics, Inc. (“Benchmark” or “Company”) has included this Conflict Minerals Report (“CMR”) as an exhibit to its Form SD as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”), including:

•
Release No. 34-67716 issued by the Securities and Exchange Commission (“SEC”) August 22, 2012 (the “Final Release”), and
•
Frequently Asked Questions regarding Conflict Minerals issued by the Staff of the SEC on May 30, 2013 and April 7, 2014, and various statements issued April 29, 2014 by the SEC’s Director of the Division of Corporation Finance, April 7, 2017 by the SEC’s Acting Chairman and April 7, 2017 by the SEC’s Division of Corporation Finance (collectively the “Interim Guidance”).

Unless otherwise defined herein, terms used in this Report have the same meaning found in the Conflicts Minerals Rule, the Final Release and the Interim Guidance. The date of filing of this CMR is May 31, 2023.

References in this CMR to Benchmark, the Company or use of the words “we”, “our” and “us” include Benchmark’s subsidiaries unless otherwise noted. As used herein, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions of the negative or other variations thereof. Although we believe these statements are based upon reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond our ability to control or predict, relating to operations, markets and the business environment generally, including but not limited to, (1) whether our direct and indirect suppliers implement appropriate traceability and other compliance measures on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source 3TG, and (3) political and regulatory developments, whether in the Democratic Republic of the Congo (“DRC”), its adjoining countries, the United States or elsewhere. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of our operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to us as of the date of this document, and we assume no obligation to update them.

Applicability of the Conflict Minerals Rule to Our Company

The Company is a Texas corporation that provides innovative product design and engineering services, technology solutions and advanced manufacturing services. From initial product concept to volume production, including direct order fulfillment and aftermarket services, the Company has been providing integrated services and solutions to original equipment manufacturers (OEMs) since 1979. The Company serves the following industries: aerospace and defense (A&D), medical technologies, complex industrials, semiconductor capital equipment (Semi-Cap), next-generation telecommunications and advanced computing. The Company has manufacturing operations located in the United States and Mexico (the Americas), Asia and Europe.

We contract to manufacture products on behalf of our customers containing necessary Conflict Minerals. We primarily purchase component parts used in our manufacturing services through direct suppliers or authorized distributors from around the world. These component parts are typically finished goods or manufactured materials. We generally do not procure raw ore or unrefined Conflict Minerals, and therefore we do not have direct relationships with mines or smelters of Conflict Minerals found in our customers’ products. These mines or smelters are several distribution levels removed from us in the supply chain; therefore, we must rely on the many direct suppliers, supply-chain intermediaries and industry initiatives for information on these mines or smelters. Further, our OEM customers typically specify the components and materials required to manufacture their products, as well as the particular component and material suppliers. As a result, we typically have little or no control over the selection of these components, materials and suppliers. In these cases, we must rely on our customers and their selected suppliers for Conflict Minerals information.

This CMR relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were contracted to be manufactured by the Company; and (iii) for which the manufacture was completed during calendar year 2022. These products, which are referred to in this CMR collectively as the “Covered Products,” consist of printed circuit board assemblies (“PCBAs”) using both traditional surface mount technologies (“SMT”) and microelectronics, subsystem assembly, system build and integration. System builds and integration often involve building a finished assembly that includes PCBAs, complex subsystem assemblies, mechatronics, displays, optics, and other components. These final products are predominantly shipped to our customers for integration into higher level assemblies or resale to their ultimate customers. A small portion of these final products may be configured to order and delivered directly to the end-customer across all the industries we serve. Manufacturing services also includes precision technology services comprised of precision machining, advanced metal joining, assembly and functional testing primarily for the semi-cap market (serving semiconductor capital equipment customers) and A&D markets.

Conflict Minerals Policy

Benchmark’s Conflict Minerals Policy is as follows:

“Conflict Minerals” refers to certain minerals commonly referred to as “3TG” (Tin, Tantalum, Tungsten, and Gold) or other derivatives. The US Congress voiced concerns that the exploitation and trade of Conflict Minerals by armed groups helped to finance conflict in the Democratic Republic of the Congo (“DRC”) and adjoining countries was contributing to an emergency humanitarian crisis. To address these concerns, the United States Congress amended the Dodd-Frank Financial Reform Bill and Consumer Protection Act § 1502(b) in July 2010, and in 2012 the U.S. Securities and Exchange Commission adopted “Rule 13p-1” under the Securities Exchange Act (collectively the “Conflict Minerals Law”). The Conflict Minerals Law identifies the DRC and adjoining countries as “Covered Countries,” and further requires all US stock listed companies to annually disclose certain information concerning Conflict Minerals contained in products they manufacture or contract to manufacture to the extent that Conflict Minerals are necessary to the functionality or production of the products.

Benchmark Electronics, Inc. (“Benchmark”) supports the Conflict Minerals Law and efforts to avoid sourcing Conflict Minerals directly or indirectly financing armed groups in the DRC and in adjoining countries. Consistent with the Conflict Minerals Law and the OECD Due Diligence Guidance concerning Conflict Minerals, Benchmark adopted the Responsible Minerals Initiative Due Diligence reporting process and seeks to obtain Conflict Minerals content declarations from its suppliers, promoting supply chain transparency. Benchmark does not directly source 3TG from mines, smelters, or refiners, and is in most cases several or more levels removed from these supply chain participants. Benchmark therefore expects our suppliers to:

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utilize responsible sourcing practices per the Benchmark Conflict Minerals policy and to purge all high-risk smelters from their supply chain.
•
preferentially source 3TG from smelters and refiners validated as being conflict free and do not directly or indirectly benefit, or finance armed groups in any Covered Country.
•
fully comply with the Conflict Minerals Law and provide all requested conflict minerals (3TG) declarations.
•
have a credible, robust conflict minerals program (3TG) which should include: a written conflict minerals policy, communication of requirements to suppliers, CM data collection using the RMI CMRT template, a professional analysis and risk assessment with corrective action on the basis of the CMRTs collected from the suppliers.

•
pass these requirements through their supply chain and determine the 3TG sources (Smelters or Refiners – SORs).
•
for suppliers representing the top 90% of our global corporate materials spend (our yearly corporate sample), provide their most recent RMI CMRT form, complete and accurate in the latest version with robust comments where appropriate, during our active yearly CM data collection campaign.

Any suppliers not willing to comply with these requirements shall be reviewed by global procurement with regard to future business and sourcing decisions. This Conflict Minerals Policy encourages suppliers to respect and protect human rights throughout the world. A copy of this Conflict Minerals Policy is available on our public website.

Reasonable Country of Origin Inquiry

For products manufactured during the reporting year, we performed a Reasonable Country of Origin Inquiry (“RCOI”) on our Necessary Conflict Minerals. This RCOI was reasonably designed to determine whether any of such Conflict Minerals originated in the Covered Countries and whether any of such Conflict Minerals may be from recycled or scrap sources.

Our RCOI utilized a risk-based approach to solicit Conflict Minerals information from 611 of our suppliers and targeting 90% of our global component and materials procurement expenditures during the reporting year. We requested Conflict Minerals information from these suppliers via the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”). We reviewed and analyzed all CMRTs received, including some with missing or incomplete information, errors, or containing inaccuracies or implausible information. We made multiple contact attempts with non-responsive suppliers, as well as requests for revised responses where appropriate. We ultimately received responses from approximately 79% of our targeted supplier group (representing approximately 70% of our reporting year component and materials procurement expenditures). Many of these suppliers provide “company-level” CMRT responses that include Conflict Minerals information for all supplier products sold during the reporting year, even though we purchased only a limited subset of such supplier’s products. We also utilized a third-party software provider to assist us in the data collection effort, review, verification and follow-up contacts.

As a result of Company’s RCOI, 82% of responding suppliers reported that Conflict Minerals either were not present, not sourced from Covered Countries, were sourced from smelters or refiners certified by RMI or listed by other organizations as conflict free, or were sourced from smelters or refiners that were not deemed by the RMI to be at a high risk of supporting armed groups or human rights abuses in the Covered Countries. Although a number of responding suppliers dealt with non-certified smelters known to source Conflict Minerals from the Covered Countries, we cannot determine with certainty whether such Conflict Minerals were actually incorporated into our products or whether they directly or indirectly financed or benefitted armed groups in the Covered Countries. However, our third-party software provider provides the Company a report identifying smelters considered to be high risk and the Company actively follows up with suppliers reporting these high risk smelters to get these smelters purged from the supplier’s supply chain. During the 2022 compliance year there were 24 high risk smelters reported to the Company by some of the suppliers, which increased during 2022 due to the addition of all Russia smelters. The balance of responding suppliers were incomplete in their data gathering. Analysis of responding supplier CMRT’s show that 88% of the suppliers have adopted an adequate conflict mineral sourcing policy.

As of May 8, 2023, 224 of the 345 identified smelters and refiners were listed as “Conformant” (a smelter or refiner has successfully completed an assessment against the applicable Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment protocol) smelters and refiners by the Responsible Minerals Initiative (the “RMI”), and the balance were either listed as “Active” (the smelter or refiner has committed to undergo an RMAP assessment, completed the relevant documents and scheduled the on-site assessment) or not agreed to participate in the RMI certified conflict free smelter program. Based on our RCOI, we determined that 396 of the suppliers sourced only from outside of the DRC and its adjoining countries or from recycled or scrap sources or RMI certified conflict free smelters, as described under “Identified Smelters and Refiners.” Our determination was based on information provided by the collected supplier CMRT’s, by the RMI to its members or by our software provider.

In addition to the RCOI, the Company also exercised due diligence on the source and chain of custody of its necessary Conflict Minerals where the Company, based on its RCOI, had reason to believe that such Conflict Minerals may have originated in the Covered Countries and may not be from recycled or scrap sources.

Due Diligence Program Design

Design Framework

The Company’s due diligence measures were designed to conform to the framework in the Organization for Economic Cooperation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016) and accompanying Supplements (the “OECD Guidance”).

Five-Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain

The OECD Guidance identifies five due diligence steps:

Step 1: Establish Strong Company Management Systems

Step 2: Identify and Assess Risks in the Supply Chain

Step 3: Design and Implement a Strategy to Respond to Identified Risks

Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Step 5: Report Annually on Supply Chain Due Diligence

It is important to note that the OECD Guidance was written for both “upstream” (the mineral supply chain from the mine to smelters/refiners) and “downstream” (minerals supply chain from smelters/refiners to retailers) companies in the supply chain. As Benchmark is a downstream company in the supply chain, its due diligence practices are tailored accordingly. The headings below conform to the headings used in the OECD Guidance for each of the five steps.

Establish Strong Company Management Systems
a)
We established a Conflict Minerals Policy, as set forth earlier in this CMR. The Conflict Minerals Policy is posted on our website at https://www.bench.com/sustainability.
b)
We established a Conflict Minerals steering committee charged with overseeing our compliance with the Conflict Minerals Rule and our responsible sourcing of 3TG. The following functional areas are represented on our steering committee: Corporate Legal, Procurement, Engineering and Global Quality. We also utilize specialist outside legal counsel to assist us with selected aspects of our compliance.
c)
We implemented a system of controls and transparency over the mineral supply chain by utilizing information and/or methodology from the International Tin Supply Chain Initiative (iTSCi) in the chain of custody, traceability system, and the identification of upstream actors in the supply chain.
d)
We utilize the Conflict Minerals Reporting Template (the “CMRT”) developed by the RMI to identify smelters and refiners in our supply chain. The CMRT requires suppliers to provide information concerning the usage and source of 3TG in their components, parts and products, as well as information concerning their related compliance efforts.
e)
We have standard Terms and Conditions of Procurement that, among other things, require our suppliers of goods to (i) identify whether such goods contain 3TG; (ii) determine whether any such minerals originated in Covered Countries; and (iii) perform appropriate due diligence on its supply chain in support of Company’s obligations under the Conflict Minerals Rule. In addition, supplier shall, as soon as reasonably practicable following the completion of the calendar year, provide a completed CMRT. If requested, supplier will promptly provide information or representations that Company reasonably believes are required to meet Company’s conflict minerals compliance obligations under the Conflict Minerals Rule.

f)
We implemented mechanisms for employees, suppliers and other interested parties to report violations of our Conflict Minerals Policy. Violations can be reported through the global compliance helpline which is available at https://ir.bench.com/Corporate-Governance.

Identify and Assess Risks in the Supply Chain
a)
We request that suppliers complete the CMRT, in some cases at the “product level,” and we expect our direct suppliers to survey their suppliers. We have follow-up procedures for suppliers that do not respond to the request within the specified time frame. These procedures include follow up by email and/or phone.
b)
We review the responses received from suppliers for completeness, accuracy, consistency and other items that we have determined to be potential “red flags” that would trigger further follow up and/or review.
c)
We follow up with suppliers that submit an incomplete response or a response that we determine contains inaccuracies, inconsistencies or red flags, or that otherwise provide a CMRT determined not to be suitable by us, in each case requesting the supplier to submit a revised CMRT or provide us with additional information. We follow up with other suppliers where determined to be appropriate by us.
d)
We maintain these records for a minimum of five years.
e)
Smelter and refiner information provided by suppliers is reviewed against the Smelter Look-up tab of the CMRT and the lists of Conformant and Active smelters and refiners and country of origin information published by the RMI.
f)
If a smelter or refiner identified by a supplier is not listed as Conformant, we consult publicly available information or attempt to contact the smelter or refiner to attempt to determine whether that smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

Design and Implement a Strategy to Respond to Identified Risks
a)
Our 3TG compliance team reports the findings of its supply chain risk assessment to senior leadership and our Chief Financial Officer on a periodic basis and upon completion of the assessment.
b)
We have a risk management plan. Risk mitigation actions under our plan include follow-up with the supplier, escalations within the supplier, escalation to the customer, training sessions or putting the supplier on a “no buy” list. Our risk management plan provides for increasing levels of escalation to specified internal personnel and to our customer if we are required to source from the supplier by the customer. Our risk mitigation plan allows for a flexible response that is commensurate with the risks identified.
c)
In addition, to the extent that identified smelters and refiners are not Conformant, we seek to exercise leverage over these smelters and refiners to become Conformant through our participation in and support of the RMI. We also utilize information provided by the RMI to its members to monitor smelter and refiner improvement.

Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

In connection with our due diligence, we utilize and rely on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether the smelter or refiner is Conformant. We believe that our utilization of RMI data is the most effective method of satisfying this step of the OECD Guidance.

Report Annually on Supply Chain Due Diligence

We report on our supply chain due diligence through our Form SD filings, and the related CMRs, as well as by posting that information on our website.

Identified Smelters and Refiners

There are 24 high risk smelters, listed first in the table below and most are from the Russian Federation, followed by low then medium risk smelters. The Company vigorously works with suppliers to purge high risk smelters from the supply chain.

Metal	Smelter Name	Smelter Country	Smelter ID	Conformance	Risk Status
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	Unknown	High Risk
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	Unknown	High Risk
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	Unknown	High Risk
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant	High Risk
Tungsten	Moliren Ltd.	Russian Federation	CID002845	Unknown	High Risk
Gold	African Gold Refinery	Uganda	CID003185	Unknown	High Risk
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	Unknown	High Risk
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	Unknown	High Risk
Gold	JSC Uralelectromed	Russian Federation	CID000929	Unknown	High Risk
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	Unknown	High Risk
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	Unknown	High Risk
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	Unknown	High Risk
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	Unknown	High Risk
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	Unknown	High Risk
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	Unknown	High Risk
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	Unknown	High Risk
Gold	Sudan Gold Refinery	Sudan	CID002567	Outreach Required	High Risk
Gold	Industrial Refining Company	Belgium	CID002587	Non Conformant	High Risk
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	Unknown	High Risk
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	Unknown	High Risk
Tungsten	Artek LLC	Russian Federation	CID003553	Unknown	High Risk
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	Unknown	High Risk
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	Unknown	High Risk
Tungsten	LLC Vostok	Russian Federation	CID003643	Unknown	High Risk
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant	Low Risk
Gold	Advanced Chemical Company	United States Of America	CID000015	Conformant	Low Risk
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant	Low Risk
Gold	Agosi AG	Germany	CID000035	Conformant	Low Risk
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant	Low Risk
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant	Low Risk
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant	Low Risk
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant	Low Risk
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant	Low Risk
Tungsten	Kennametal Huntsville	United States Of America	CID000105	Conformant	Low Risk

Metal	Smelter Name	Smelter Country	Smelter ID	Conformance	Risk Status
Gold	Aurubis AG	Germany	CID000113	Conformant	Low Risk
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant	Low Risk
Gold	Boliden AB	Sweden	CID000157	Conformant	Low Risk
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant	Low Risk
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant	Low Risk
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211	Conformant	Low Risk
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant	Low Risk
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant	Low Risk
Gold	Chimet S.p.A.	Italy	CID000233	Conformant	Low Risk
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant	Low Risk
Gold	Chugai Mining	Japan	CID000264	Conformant	Low Risk
Tin	Alpha	United States Of America	CID000292	Conformant	Low Risk
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Conformant	Low Risk
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Conformant	Low Risk
Gold	Dowa	Japan	CID000401	Conformant	Low Risk
Tin	Dowa	Japan	CID000402	Conformant	Low Risk
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant	Low Risk
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Conformant	Low Risk
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant	Low Risk
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant	Low Risk
Tin	Fenix Metals	Poland	CID000468	Conformant	Low Risk
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant	Low Risk
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568	Conformant	Low Risk
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant	Low Risk
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Conformant	Low Risk
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant	Low Risk
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant	Low Risk
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant	Low Risk
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Conformant	Low Risk
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Conformant	Low Risk
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant	Low Risk
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant	Low Risk
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant	Low Risk
Gold	Japan Mint	Japan	CID000823	Conformant	Low Risk
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant	Low Risk
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant	Low Risk
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875	Conformant	Low Risk

Metal	Smelter Name	Smelter Country	Smelter ID	Conformance	Risk Status
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant	Low Risk
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant	Low Risk
Gold	Asahi Refining USA Inc.	United States Of America	CID000920	Conformant	Low Risk
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant	Low Risk
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant	Low Risk
Gold	Kazzinc	Kazakhstan	CID000957	Conformant	Low Risk
Tungsten	Kennametal Fallon	United States Of America	CID000966	Conformant	Low Risk
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969	Conformant	Low Risk
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant	Low Risk
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant	Low Risk
Tantalum	AMG Brasil	Brazil	CID001076	Conformant	Low Risk
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078	Conformant	Low Risk
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Conformant	Low Risk
Gold	Materion	United States Of America	CID001113	Conformant	Low Risk
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant	Low Risk
Tin	Metallic Resources, Inc.	United States Of America	CID001142	Conformant	Low Risk
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant	Low Risk
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant	Low Risk
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant	Low Risk
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant	Low Risk
Gold	Metalor USA Refining Corporation	United States Of America	CID001157	Conformant	Low Risk
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant	Low Risk
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant	Low Risk
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant	Low Risk
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant	Low Risk
Tin	Minsur	Peru	CID001182	Conformant	Low Risk
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant	Low Risk
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant	Low Risk
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant	Low Risk
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant	Low Risk
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant	Low Risk
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant	Low Risk
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Conformant	Low Risk
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant	Low Risk
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant	Low Risk

Metal	Smelter Name	Smelter Country	Smelter ID	Conformance	Risk Status
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant	Low Risk
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant	Low Risk
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant	Low Risk
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	Conformant	Low Risk
Gold	MKS PAMP SA	Switzerland	CID001352	Conformant	Low Risk
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant	Low Risk
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Conformant	Low Risk
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Conformant	Low Risk
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Conformant	Low Risk
Tin	PT Bukit Timah	Indonesia	CID001428	Conformant	Low Risk
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant	Low Risk
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant	Low Risk
Tin	PT Refined Bangka Tin	Indonesia	CID001460	Conformant	Low Risk
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463	Conformant	Low Risk
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Conformant	Low Risk
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant	Low Risk
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant	Low Risk
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant	Low Risk
Tantalum	QuantumClean	United States Of America	CID001508	Conformant	Low Risk
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant	Low Risk
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant	Low Risk
Gold	Royal Canadian Mint	Canada	CID001534	Conformant	Low Risk
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Conformant	Low Risk
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant	Low Risk
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant	Low Risk
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant	Low Risk
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	Conformant	Low Risk
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant	Low Risk
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant	Low Risk
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant	Low Risk
Tantalum	Telex Metals	United States Of America	CID001891	Conformant	Low Risk
Tin	Thaisarco	Thailand	CID001898	Conformant	Low Risk
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant	Low Risk
Gold	Torecom	Korea, Republic Of	CID001955	Conformant	Low Risk
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant	Low Risk
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant	Low Risk
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993	Conformant	Low Risk

Metal	Smelter Name	Smelter Country	Smelter ID	Conformance	Risk Status
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant	Low Risk
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant	Low Risk
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant	Low Risk
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant	Low Risk
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant	Low Risk
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant	Low Risk
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant	Low Risk
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Conformant	Low Risk
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant	Low Risk
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant	Low Risk
Gold	SAFINA A.S.	Czechia	CID002290	Conformant	Low Risk
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Conformant	Low Risk
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant	Low Risk
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant	Low Risk
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Conformant	Low Risk
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant	Low Risk
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant	Low Risk
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant	Low Risk
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Conformant	Low Risk
Gold	Geib Refining Corporation	United States Of America	CID002459	Conformant	Low Risk
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant	Low Risk
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant	Low Risk
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant	Low Risk
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant	Low Risk
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant	Low Risk
Tantalum	D Block Metals, LLC	United States Of America	CID002504	Conformant	Low Risk
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant	Low Risk
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant	Low Risk
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant	Low Risk
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant	Low Risk
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant	Low Risk
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Conformant	Low Risk

Metal	Smelter Name	Smelter Country	Smelter ID	Conformance	Risk Status
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant	Low Risk
Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant	Low Risk
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant	Low Risk
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant	Low Risk
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Conformant	Low Risk
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant	Low Risk
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant	Low Risk
Tantalum	Materion Newton Inc.	United States Of America	CID002548	Conformant	Low Risk
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant	Low Risk
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant	Low Risk
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant	Low Risk
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557	Conformant	Low Risk
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant	Low Risk
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Conformant	Low Risk
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Conformant	Low Risk
Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant	Low Risk
Gold	T.C.A S.p.A	Italy	CID002580	Conformant	Low Risk
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant	Low Risk
Tungsten	Niagara Refining LLC	United States Of America	CID002589	Conformant	Low Risk
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Conformant	Low Risk
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant	Low Risk
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant	Low Risk
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645	Conformant	Low Risk
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant	Low Risk
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant	Low Risk
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant	Low Risk
Gold	SAAMP	France	CID002761	Conformant	Low Risk
Gold	L'Orfebre S.A.	Andorra	CID002762	Conformant	Low Risk
Gold	Italpreziosi	Italy	CID002765	Conformant	Low Risk

Metal	Smelter Name	Smelter Country	Smelter ID	Conformance	Risk Status
Tin	Aurubis Beerse	Belgium	CID002773	Conformant	Low Risk
Tin	Aurubis Berango	Spain	CID002774	Conformant	Low Risk
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant	Low Risk
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant	Low Risk
Tin	PT Sukses Inti Makmur	Indonesia	CID002816	Conformant	Low Risk
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Conformant	Low Risk
Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Conformant	Low Risk
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant	Low Risk
Gold	Bangalore Refinery	India	CID002863	Conformant	Low Risk
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Conformant	Low Risk
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant	Low Risk
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant	Low Risk
Gold	NH Recytech Company	Korea, Republic Of	CID003189	Conformant	Low Risk
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant	Low Risk
Tin	PT Bangka Serumpun	Indonesia	CID003205	Conformant	Low Risk
Tin	Tin Technology & Refining	United States Of America	CID003325	Conformant	Low Risk
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	Conformant	Low Risk
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant	Low Risk
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401	Conformant	Low Risk
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Conformant	Low Risk
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant	Low Risk
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant	Low Risk
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant	Low Risk
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant	Low Risk
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant	Low Risk
Tin	CRM Synergies	Spain	CID003524	Conformant	Low Risk
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant	Low Risk
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant	Low Risk
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	Conformant	Low Risk
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Conformant	Low Risk
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant	Low Risk
Tin	Super Ligas	Brazil	CID002756	Active	Low Risk
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Conformant	Low Risk
Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant	Low Risk

Metal	Smelter Name	Smelter Country	Smelter ID	Conformance	Risk Status
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Outreach Required	Low Risk
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708	Conformant	Low Risk
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421	Active	Low Risk
Gold	Caridad	Mexico	CID000180	Outreach Required	Low Risk
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant	Low Risk
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	In Communication	Low Risk
Tin	PT Tommy Utama	Indonesia	CID001493	Conformant	Low Risk
Gold	Morris and Watson	New Zealand	CID002282	In Communication	Low Risk
Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required	Low Risk
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant	Low Risk
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required	Low Risk
Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required	Low Risk
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required	Low Risk
Gold	QG Refining, LLC	United States Of America	CID003324	Outreach Required	Low Risk
Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required	Low Risk
Gold	Alexy Metals	United States Of America	CID003500	Active	Low Risk
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529	Conformant	Low Risk
Gold	Metallix Refining Inc.	United States Of America	CID003557	In Communication	Low Risk
Gold	WEEEREFINING	France	CID003615	Active	Low Risk
Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant	Low Risk
Tin	DS Myanmar	Myanmar	CID003831	Conformant	Low Risk
Tantalum	5D Production OU	Estonia	CID003926	Outreach Required	Low Risk
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993	Conformant	Low Risk
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant	Medium Risk
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non Conformant	Medium Risk
Tin	PT Timah Nusantara	Indonesia	CID001486	Active	Medium Risk
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Non Conformant	Medium Risk
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	Non Conformant	Medium Risk
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant	Medium Risk
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant	Medium Risk
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant	Medium Risk

Metal	Smelter Name	Smelter Country	Smelter ID	Conformance	Risk Status
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant	Medium Risk
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	Non Conformant	Medium Risk
Gold	8853 S.p.A.	Italy	CID002763	Non Conformant	Medium Risk
Tungsten	ACL Metais Eireli	Brazil	CID002833	Non Conformant	Medium Risk
Gold	Safimet S.p.A	Italy	CID002973	Non Conformant	Medium Risk
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant	Medium Risk
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421	Active	Medium Risk
Tin	PT Panca Mega Persada	Indonesia	CID001457	In Communication	Medium Risk
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant	Medium Risk
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required	Medium Risk
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478	In Communication	Medium Risk
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Non Conformant	Medium Risk
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non Conformant	Medium Risk
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required	Medium Risk
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Outreach Required	Medium Risk
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required	Medium Risk
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant	Medium Risk
Tin	Pongpipat Company Limited	Myanmar	CID003208	Outreach Required	Medium Risk
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant	Medium Risk
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Non Conformant	Medium Risk
Tin	Precious Minerals and Smelting Limited	India	CID003409	Non Conformant	Medium Risk
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required	Medium Risk
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Outreach Required	Medium Risk
Gold	Marsam Metals	Brazil	CID002606	Non Conformant	Medium Risk
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Active	Medium Risk
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required	Medium Risk

Metal	Smelter Name	Smelter Country	Smelter ID	Conformance	Risk Status
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant	Medium Risk
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required	Medium Risk
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Outreach Required	Medium Risk
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	In Communication	Medium Risk
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Outreach Required	Medium Risk
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Outreach Required	Medium Risk
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required	Medium Risk
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required	Medium Risk
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required	Medium Risk
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Communication Suspended - Not Interested	Medium Risk
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant	Medium Risk
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032	Unknown	Medium Risk
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required	Medium Risk
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required	Medium Risk
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required	Medium Risk
Tin	PT Bangka Tin Industry	Indonesia	CID001419	In Communication	Medium Risk
Gold	Sabin Metal Corp.	United States Of America	CID001546	Communication Suspended - Not Interested	Medium Risk
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Communication Suspended - Not Interested	Medium Risk
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required	Medium Risk
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810	Outreach Required	Medium Risk
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required	Medium Risk
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required	Medium Risk
Gold	Guangdong Jinding Gold Limited	China	CID002312	Outreach Required	Medium Risk
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested	Medium Risk
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required	Medium Risk

Metal	Smelter Name	Smelter Country	Smelter ID	Conformance	Risk Status
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required	Medium Risk
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	In Communication	Medium Risk
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required	Medium Risk
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required	Medium Risk
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required	Medium Risk
Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant	Medium Risk
Gold	Sai Refinery	India	CID002853	Outreach Required	Medium Risk
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant	Medium Risk
Gold	JALAN & Company	India	CID002893	Outreach Required	Medium Risk
Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required	Medium Risk
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required	Medium Risk
Gold	Sovereign Metals	India	CID003383	Outreach Required	Medium Risk
Gold	Augmont Enterprises Private Limited	India	CID003461	Active	Medium Risk
Gold	Kundan Care Products Ltd.	India	CID003463	In Communication	Medium Risk
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	In Communication	Medium Risk
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	In Communication	Medium Risk
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	In Communication	Medium Risk
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	In Communication	Medium Risk
Gold	Sellem Industries Ltd.	Mauritania	CID003540	Communication Suspended - Not Interested	Medium Risk
Gold	MD Overseas	India	CID003548	In Communication	Medium Risk
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required	Medium Risk
Gold	Dongwu Gold Group	China	CID003663	Outreach Required	Medium Risk

Metal	Smelter Name	Smelter Country	Smelter ID	Conformance	Risk Status
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978	Outreach Required	Medium Risk
Gold	Pease & Curren	United States Of America	CID002872	Communication Suspended - Not Interested	Medium Risk
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060	In Communication	Medium Risk

Gold Smelters = 175
Tantalum Smelters = 35
Tin Smelters = 83
Tungsten Smelters = 52
Total Smelters = 345
Conformant Smelters = 224
Percent Conformant Smelters = 64.93%